CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Larry O Donnell, CPA, P.C.
To Whom It May Concern:

We consent to the reference to our firm under the caption Experts in the Annual Report (Form 10KSB) of Datascension Inc., and to the incorporation by reference therein of the consolidated financial statements of the Company included in its Annual Report and the quarterly reports filed with the Securities and Exchange Commission.


/s/ Larry O Donnell, CPA
-------------------------
Larry O Donnell, CPA, P.C.